EXHIBIT 10.4

SHARE ISSUANCE AGREEMENT

Dated for reference September 30th, 2020

BETWEEN:

Cytta Corp.

(hereinafter referred to as “Cytta”)

and

Unified Financial Inc.

(hereinafter referred to as the “Unified”)

RECITALS:

A. Cytta is technology company with its principal offices located 5450 W Sahara Ave, Suite 300 Las Vegas 89146 USA.

B. UNIFIED is a corporation owned and controlled by Gary Campbell with offices at 2500 N Rainbow Blvd., Las Vegas NV 89108.

C. Cytta owes funds for services to Companies controlled by Unified.

THE PARTIES AGREE AS FOLLOWS:

ARTICLE 1

SHARE ISSUANCE

1.1 Agreement to issue Shares. Subject to the terms and conditions of this Agreement, Cytta agrees to issue 50,000 Shares of Cytta Series D Preferred Stock (the “Cytta Shares”) to UNIFIED, free and clear of any and all encumbrances.

1.2 Ownership of the Cytta Shares. Cytta represents and warrants to UNIFIED as follows and acknowledges that the UNIFIED is relying on these representations and warranties and that UNIFIED would not enter into this Agreement without these representations and warranties, such representations and warranties being: Cytta shall issue the 50,000 Cytta Shares with good and marketable title thereto, free and clear of all encumbrances, and has the necessary approvals to issue the 50,000 Cytta Shares.

1.3 Amounts Outstanding. It is agreed between the parties that these invoices (as parent) for settlement of subsidiary amounts owed as follows:

Unified Assets Inc.	$617,515
Lando Technologies Inc.	$573,875
TEKM Services Inc.	$156,506

shall be set off against the 50,000 Cytta Shares issued as contemplated herein. It is further agreed that the value of the 50,000 Cytta Shares are equivalent to the total of the amounts owed.

ARTICLE 2

CLOSING ARRANGEMENTS

2.1 Closing. The transactions contemplated herein shall be completed (the “Closing”) as of today’s date (the “Closing Date”) at the offices of Cytta or at such other place as may be agreed to by the UNIFIED and the Cytta.

2.2 Cytta’s Closing Deliveries. At the Closing, Cytta shall deliver or cause to be delivered UNIFIED a share certificate representing the 50,000 Cytta Shares, free and clear of all encumbrances and a copy of the Board of Directors Resolution authorizing the issuance thereof.

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ARTICLE 3

GENERAL

3.1 Expense. Each party shall pay all expenses (including Taxes paid on those expenses) it incurs in the authorization, negotiation, preparation, execution and performance of this Agreement, including all fees and expenses of its legal counsel, bankers, investment bankers, brokers, accountants or other representatives or consultants.

3.2 Entire Agreement. This Agreement constitute the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior correspondence, agreements, negotiations, discussions and understanding, written or oral. Except as specifically set out this Agreement, there are no representations, warranties, conditions or other agreements or acknowledgements, whether direct or collateral, express or implied, written or oral, statutory or otherwise, that form part of or affect this Agreement or which induced any party to enter into this Agreement. No reliance is placed on any representation, warranty, opinion, advice or assertion of fact made either prior to, concurrently with, or after entering into, this Agreement, by any party to this Agreement or its representatives, to any other party or its representatives, except to the extent the representation, warranty, opinion, advice or assertion of fact has been reduced to writing andincluded as a term in this Agreement, and none of the parties to this Agreement has been induced to enter into this Agreement or any other agreement or any amendment or supplement by reason of any such representation, warranty, opinion, advice or assertion of fact. There shall be no liability, either in tort or in contract, assessed in relation to the representation, warranty, opinion, advice or assertion of fact, except as contemplated in this Section.

3.3 Amendment. This Agreement may be supplemented, amended, restated or replaced only by a written agreement signed by each party.

3.4 Jurisdiction. Each party irrevocably and unconditionally attorns to the exclusive jurisdiction of the courts of the State of Nevada.

3.5 Governing Law. This Agreement and any dispute arising from or in relation to this Agreement shall be governed by, and interpreted and enforced in accordance with, the law of the State of Nevada and the laws of the United States of America applicable in that state.

3.6 Execution by Counterpart and Facsimile. This Agreement, and any supplementary agreements or documents required by the terms hereof, may be executed by counterpart and, provided all parties execute one copy of the Agreement, each copy bearing an original signature of one party shall be deemed to be an original. This Agreement may be executed by facsimile machine and each facsimile signature shall be deemed to be an original signature.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date last set forth above:

CYTTA Corp.

/s/Gary Campbell CEO

UNIFIED Financial Inc.

/s/Gary M Campbell President

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